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                                                                    EXHIBIT 32.1

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John A. Burchett, President and Chief Executive Officer, and Harold F. McElraft, Chief Financial Officer and Treasurer, of Hanover Capital Mortgage Holdings, Inc. (the "Company"), certify to each such officer's knowledge, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1. The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005 (the "Report") fully complies with the requirements of
      Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2005                    By:  /s/ JOHN A. BURCHETT
                                           -------------------------------------
                                           John A. Burchett
                                           President and Chief Executive Officer

Date: May 16, 2005                    By:  /s/ HAROLD F. MCELRAFT
                                           -------------------------------------
                                           Harold F. McElraft
                                           Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.